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                                                                    EXHIBIT 99.1

          INTERIM SERVICES INC. AND NORRELL CORPORATION MERGER APPROVED

           COMBINED $4 BILLION COMPANY POISED FOR GLOBAL LEADERSHIP IN
                            HUMAN CAPITAL MANAGEMENT

         FORT LAUDERDALE, Fla., and ATLANTA, Georgia, July 1, 1999 -- Interim Services Inc. (NYSE: IS) and Norrell Corporation (NYSE: NRL), two of the world's leading staffing and workforce consulting companies, today announced shareholder approval of the merger of Norrell with Interim. The merger is expected to close effective 5:00 p.m. July 2, 1999. The combined company will be traded on the NYSE under the symbol "IS" beginning July 6, 1999.

         "Our shareholders have overwhelmingly approved this merger which capitalizes upon the strength of the two best competitors in the staffing industry and positions the Company for global leadership in the human capital management arena," said Ray Marcy, president, CEO and chairman of Interim Services Inc. "In addition, we have already made significant strides in integrating the two companies, including the realignment of the combined $2 billion Commercial Staffing organization which will be headquartered in Atlanta. We will continue the integration process and we look forward to the substantial synergies that are anticipated to result."

         According to the merger agreement, shareholders of Norrell will receive either 0.9 shares of Interim common stock or a cash payment of $18.7622. The holders of approximately 12% of Norrell's common stock elected to receive cash in lieu of Interim stock. Therefore, Interim will issue approximately 21 million shares to former Norrell shareholders and convert existing Norrell stock options into options to purchase approximately 1.7 million shares of Interim common stock. The value of the transaction based upon the closing price of Interim stock on June 30, 1999, and debt assumed is approximately $625 million.

         The company will operate through approximately 1,350 offices throughout North America, Europe and Asia Pacific, with 1999 proforma revenues of approximately $4 billion in 1999. It provides flexible staffing, consulting, search/recruitment, managed services and outsourcing services. The Company is a leading provider worldwide in the areas of accounting, information technology, legal, human resources, sales and marketing, as well as administrative, clerical and light industrial services.

About Interim Services Inc.

         Interim Services Inc., headquartered in Ft. Lauderdale, FL, is a leader in the assessment, measurement and deployment of human capital. The Company operates through a network of nearly 880 offices throughout North America, Europe and Australia/Asia. More information is available on the Interim web site at www.interim.com.



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About Norrell Corporation

         Norrell Corporation is a strategic workforce management company that integrates client business strategies with workforce strategies to strengthen organizational effectiveness and flexibility. The Company provides its services to an extensive client base through a multinational network of company-owned, franchised and outsourcing locations. Norrell's web site is http://www.norrell.com.

         This press release contains certain forward-looking statements regarding the Company's market share, prospects and future growth in revenues and profits, all of which involve risks and uncertainties. The Company intends that the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 apply to such forward-looking statements. The Company's actual results could differ materially from the results anticipated in these forward- looking statements as a result of certain factors set forth under "Risk Factors" and elsewhere in the Company's S-4 Registration Statement, the Company's Registration Statements on Form S-3 dated April 23, 1998, and as discussed in the Company's reports on Forms 10-K, 10-Q and 8-K made under the Securities and Exchange Act of 1934. In addition, changes in market, business or economic conditions, significant acquisitions or other transactions could create material differences in the results anticipated in these forward-looking statements.